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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 8, 2007
                        (Date of earliest event reported)

                                  McAFEE, INC.
               (Exact Name of Registrant as specified in Charter)

            Delaware               Commission File No.:        77-0316593
  (State or other Jurisdiction         001-31216            (I.R.S. Employer
       of incorporation)                                   Identification No.)

                               3965 Freedom Circle
                          Santa Clara, California 95054
          (Address of Principal Executive Offices, including zip code)

                                 (408) 346-3832
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On February 8, 2007, McAfee, Inc. ("McAfee" or the "Registrant") issued a press release announcing its preliminary results for the fourth quarter and full year 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby furnished and not filed. Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained in this Item 2.02 and in the furnished press release shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

         The fourth quarter and full year 2006 results are preliminary because McAfee (as previously disclosed) has determined that it will need to restate its historical financial statements to record additional non-cash charges for stock-based compensation expense over a ten year period. McAfee currently expects that the aggregate non-cash charges that will result from the restatement will likely be in the range of $100 million to $150 million. Further, in addition to non-cash charges for stock-based compensation, McAfee expects there to be related tax effects and other expenses incurred and other adjustments recorded as a result of the restatement. These adjustments could also affect the preliminary results announced by the Registrant on February 8, 2007, which are presented without taking into account any adjustments which may be required as a result of the restatement.

         McAfee intends to file its restated financial results and related periodic reports as soon as practicable.

         The unaudited financial information furnished in Exhibit 99.1, including fourth quarter and full year 2006 net income and net income per share, as well as comparisons of these amounts and related trends between periods are subject to change as a result of the restatement described above. These changes are likely to affect the unaudited financial information included in Exhibit
99.1 and some of these effects may be material. Consequently, as previously disclosed, McAfee has concluded that its previously filed financial statements and related financial information for the periods presented herein, including any such information included in Exhibit 99.1, should no longer be relied upon. The information furnished in Exhibit 99.1 does not reflect any of the developments relating to the review of prior period option grants.

         Because of the restatement, McAfee is not in a position to meet its March 1, 2007 filing deadline, or the extended filing deadline of March 16, 2007, for its Form 10-K with the SEC for the year ended December 31, 2006. McAfee has notified the New York Stock Exchange of these developments and will be subject to monitoring under the New York Stock Exchange's late filer rules. McAfee will attempt to file its Form 10-K as soon as it has sufficient certainty as to the impact of these matters on its financial statements. In addition, while McAfee believes that the unaudited financial information furnished in
Exhibit 99.1 has been prepared in accordance with Generally Accepted Accounting Principles (GAAP) in the United States except for the uncertainties for the above-noted items and except where specifically noted in such Exhibit that a non-GAAP financial measure is used, it can give no assurance that all adjustments are final and that all adjustments necessary to present its financial information in accordance with GAAP have been identified. Therefore, all results reported in the furnished Exhibit 99.1 should be considered preliminary until McAfee files its annual report on Form 10-K for the year ended December 31, 2006.

         This Form 8-K contains forward-looking statements which include those regarding the expected non-cash charges for stock-based compensation, related tax effects and other expenses incurred and adjustments recorded as a result of the restatement of McAfee's historical financial statements, the anticipated timing for McAfee's filing of its Form 10-K for the full year 2006. Actual results could vary perhaps materially and the expected results may not occur. In particular, McAfee may be required to make adjustments to its unaudited preliminary fourth quarter and full year 2006 results in addition to its financial results previously reported for prior periods, as a result of its investigation into its stock option grant practices. The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

       (d)     Exhibits

               99.1 Press Release dated February 8, 2007 announcing preliminary fourth quarter and full year 2006 results. (solely furnished and not filed herewith pursuant to Item 2.02)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MCAFEE, INC.


Date: February 8, 2007                           By: /s/ Eric F. Brown
                                                     ---------------------------
                                                     Eric F. Brown
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

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